SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [X]  Preliminary Proxy Statement             [  ] Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule 14a-
                                                     6(e)(2))
   [  ] Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                             HARLEY-DAVIDSON, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

   [  ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

   [PRELIMINARY COPY]


                                     [LOGO]

                            NOTICE OF ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT

                              Harley-Davidson, Inc.
                             3700 West Juneau Avenue
                           Milwaukee, Wisconsin 53208
                                 (414) 342-4680
                                                               March 31, 1995



   Dear Fellow Shareholder:

        On behalf of the Board of Directors and management of Harley-Davidson, Inc., I cordially invite you to attend the 1995 Annual Meeting of Shareholders of Harley-Davidson, Inc. to be held at 10:30 a.m., local time, on Saturday, May 6, 1995 at the Century Center, 120 South Saint Joseph Street, South Bend, Indiana.

        The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, there will be brief reports on the operations of the Company. Once the business of the Meeting has been concluded, shareholders will be given the opportunity to ask questions.

        We sincerely hope you will be able to attend our 1995 Annual Meeting. However, whether or not you are personally present, it is important that your shares be represented. ACCORDINGLY, PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD IN THE ENCLOSED ENVELOPE PROVIDED FOR THIS PURPOSE.

                                      Sincerely yours,



                                      Vaughn L. Beals, Jr.
                                      Chairman

                                     [LOGO]

                    Notice of Annual Meeting of Shareholders

                                   May 6, 1995

        The 1995 Annual Meeting of Shareholders (the "Annual Meeting") of Harley-Davidson, Inc. (the "Company") will be held at the Century Center, 120 South Saint Joseph Street, South Bend, Indiana, on May 6, 1995 at 10:30 a.m., local time, for the following purposes:

             1. To elect two directors for a three-year term to expire at the Company's 1998 Annual Meeting of Shareholders;

             2.   To approve the adoption of the Company's 1995 Stock Option
        Plan;

             3. To approve an amendment to the Company's Restated Articles of Incorporation to increase the total number of authorized shares of common stock from 100,000,000 to 200,000,000;

             4. To ratify the selection of Ernst & Young LLP, independent public accountants, to audit the annual financial statements of the Company for the year ending December 31, 1995; and

             5. To take action upon any other business as may properly come before the Annual Meeting and any adjournment thereof.

        The Board of Directors of the Company has fixed the close of business on March 16, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                 By Order of The Board of Directors,


                                 Timothy K. Hoelter
                                 Secretary
   Milwaukee, Wisconsin
   March 31, 1995
                             YOUR VOTE IS IMPORTANT,
                       NO MATTER HOW MANY SHARES YOU OWNED
                               ON THE RECORD DATE.

   PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                                     [LOGO]


                             3700 West Juneau Avenue
                           Milwaukee, Wisconsin 53208

                                 March 31, 1995

                              ____________________

                                 PROXY STATEMENT
                              ____________________


        The proxy accompanying this Proxy Statement is solicited by the Board of Directors (the "Board") of Harley-Davidson, Inc. (the "Company") for use at the 1995 Annual Meeting of Shareholders of the Company to be held on May 6, 1995 and at any adjournment thereof (the "Annual Meeting").
   This Proxy Statement and the accompanying proxy were first sent to shareholders on or about March 31, 1995.

        The only outstanding class of voting securities of the Company is its Common Stock (the "Common Stock"). On March 16, 1995, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, ___________________ shares of Common Stock were outstanding. Holders of the Common Stock are entitled to one vote per share on all matters.

        Shareholders who execute proxies may revoke them at any time prior to the voting thereof by delivery of a subsequently dated proxy or written notice (1) to the Secretary of the Company at the Company's address shown above on or before May 5, 1995 or (2) to the secretary of the Annual Meeting at the Annual Meeting. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Annual Meeting. Where a shareholder specifies a choice by means of the ballot provided in the proxy, the shares will be voted in accordance with such specification.

        Effective November 28, 1994, substantially all of the assets and operations of the Motorcycle Division of the Company was transferred to Harley-Davidson Motor Company, a new subsidiary of the Company. As used in this Proxy Statement, "Motor Company" refers to the Motorcycle Division prior to the transfer and to Harley-Davidson Motor Company after the transfer.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 16, 1995 with respect to the Common Stock ownership of each director, the Chief Executive Officer, the four other executive officers of the Company identified in the Summary Compensation Table below (collectively with the Chief Executive Officer, the "named executive officers") and all directors and executive officers as a group. No person or group of persons is known by the Company to own beneficially more than 5% of the Common Stock of the Company.


                                    Amount and Nature of
                                         Beneficial
                                       Ownership(1)(2)
                                                            Shares Issuable
                                                  Percent   Upon Exercise
                                     Number of       of        of Stock
    Name of Beneficial Owner           Shares      Class      Options(3)

    Barry K. Allen  . . . . . . .       2,000        *                 0
    William F. Andrews  . . . . .       4,000        *                 0
    Vaughn L. Beals, Jr.  . . . .     503,010(4)     *                 0
    Jeffrey L. Bleustein  . . . .     387,557        *           117,268
    Thomas A. Gelb  . . . . . . .     118,806        *            42,274
    C. William Gray . . . . . . .      42,596(5)     *            40,330
    Richard J. Hermon-Taylor  . .       4,000        *                 0
    Donald A. James . . . . . . .      20,000(6)     *                 0
    Richard G. LeFauve  . . . . .       1,000        *                 0
    James A. Norling  . . . . . .       2,000        *                 0
    William B. Potter . . . . . .           0       .00%               0
    Martin R. Snoey . . . . . . .       9,042        *             8,032
    Richard F. Teerlink . . . . .   1,009,426      1.32%         552,600
    All Directors and Executive
    Officers as a
      Group (16 Individuals)  . .   2,578,462      3.35%         909,332
   ______________________

    *   The amount shown is less than 1% of the outstanding shares of Common
        Stock.
   (1) Except as otherwise noted, all persons have sole voting and investment power over the shares listed.
   (2) Includes shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 16, 1995.
   (3) Only includes stock options exercisable within 60 days of March 16, 1995. Directors who are not employees of the Company are not eligible to receive stock options under the Company's stock option plans.
   (4) Includes 190,380 shares of Common Stock held by Mr. Beals' wife. Mr. Beals has shared voting and investment power over such shares.
   (5) Includes 20 shares of Common Stock held by Mr. Gray's children. Mr. Gray has shared voting and investment power over such shares.
   (6) Includes 20,000 shares of Common Stock held by Fred Deeley Imports Ltd. Mr. James has sole voting power and shared investment power over such shares.



                            1--ELECTION OF DIRECTORS

        The Restated Articles of Incorporation of the Company provide for a Board of not less than six (6) nor more than fifteen (15) members, as determined from time to time by the affirmative vote of a majority of the Directors then in office. The Board is divided into three classes, with one class of Directors elected each year for a term of three years.

        The Board currently consists of nine members, three of whom have terms that expire at the Annual Meeting (Class I Directors), three of whom have terms that expire at the 1996 annual meeting of shareholders (Class II Directors) and three of whom have terms that expire at the 1997 annual meeting of shareholders (Class III Directors). William B. Potter, who is a Class I Director, will retire as a director upon the expiration of his current term at the Annual Meeting. The Board has acted to reduce the size of the Board to eight members effective as of the expiration of the current term for Class I Directors at the Annual Meeting.

        The two nominees for director set forth below, both of whom are currently Class I Directors, are proposed to be elected at the Annual Meeting to serve until the 1998 annual meeting of shareholders. The remaining six directors will continue to serve as members of the Board for terms as set forth below. Both nominees have advised the Company that they will serve if elected. Directors are elected by a plurality of the votes cast (assuming a quorum is present at the Annual Meeting). Thus, any shares not voted, whether due to abstentions or broker nonvotes, will not have an impact on the election of directors. A quorum consists of a majority of the shares entitled to vote represented at the Annual Meeting in person or by proxy, including proxies reflecting abstentions or broker nonvotes. Broker nonvotes arise from proxies delivered by brokers and others where the record holder has not received authority to vote on one or more matters. Once a share is represented at the Annual Meeting, it will be deemed present for quorum purposes throughout the Annual Meeting (including any adjournment thereof unless a new record date is or must be set for such adjournment). Proxies solicited by the Board will be voted "FOR" the following nominees unless a shareholder specifies otherwise. Should any such nominee become unable to serve, proxies may be voted for another person designated by the Board.

        THE BOARD RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES.

        The names, ages as of March 16, 1995, and principal occupations for the past five years of each of the directors and nominees and the names of any other public companies of which each is presently serving as a director are set forth below:

   Nominees For Class I Directors--Terms Expiring at 1998 Annual Meeting

        Barry K. Allen, 46, has been a director of the Company since 1992. He is currently President and Chief Operating Officer and a director of Marquette Electronics, Inc., a manufacturer of medical equipment and systems. From July 1993 to September 1993 he was President of Illinois Bell, Inc., a provider of communications and information services to Illinois customers, and from 1989 to July 1993 he was President and Chief Executive Officer of Wisconsin Bell, Inc., a provider of communications and information services to Wisconsin customers. Mr. Allen is also a director of Banta Corporation.

        Richard G. LeFauve, 60, has been a director of the Company since December 1993. He has been Group Executive, NAO Small Car Group of General Motors Corporation, an automobile manufacturer, since 1994, President of Saturn Corporation, an automobile manufacturer, since 1986 and a Vice President of General Motors Corporation since 1985.

   Class II Directors--Terms Expiring at 1996 Annual Meeting

        William F. Andrews, 63, has been a director of the Company since 1990. Mr. Andrews has been the Chairman of Schrader Inc., a manufacturer of valves, since March 1995. He was a consultant with the investment banking firm Investor (USA) International (formerly known as Instoria Providentia, Inc.) from 1992 to 1994, Chairman and Chief Executive Officer of Amdura Corp., a specialty manufacturer of products for the overhead lifting and waste recycling and disposal markets, from 1993 to 1994 and Chairman of Utica Corp., a manufacturer of precision-forged turbine airfoils for both aircraft and land-based engines, from 1993 to 1994.
   From 1990 to 1991, he was President and Chief Executive Officer of UNR Industries, Inc., a diversified manufacturer of steel products. From 1990 to 1991 Mr. Andrews was President of Massey Investment Company, a private investment company, and from 1986 to 1989 was Chairman and Chief Executive Officer of Singer Sewing Machine Company, a producer of sewing machines, furniture and consumer durables. Mr. Andrews is also a director of Navistar, Inc., Southern New England Telephone Company, Corrections Corporation of America, Johnson Controls, Inc., Katy Industries, Inc., MB Communications, Inc. and Northwestern Steel & Wire Corporation.

        Richard J. Hermon-Taylor, 53, has been a director of the Company since 1986. He has been President of BioScience International, Inc., a technology transfer company, since 1987, and a Vice President of Symmetrix, Inc., a business consulting firm, since March 1994. From 1990 to 1992 he was Chief Executive Officer of Tonometrics, Inc., a manufacturer of medical devices. Mr. Hermon-Taylor is also a director of Alliance Technology Fund, Inc.

        Richard F. Teerlink, 58, has been a director of the Company since 1982. He has been Chief Executive Officer of the Company since 1989 and President of the Company since 1988. He is also a director of Johnson Controls, Inc. and Outboard Marine Corporation.

   Nominees for Class III Directors--Terms Expiring at 1997 Annual Meeting

        Vaughn L. Beals, Jr., 67, has been a director and Chairman of the Board of the Company since 1981. He served as Chief Executive Officer of the Company from 1981 until his retirement in 1989.

        Donald A. James, 51, has been a director of the Company since 1991. Mr. James is a co-founder and has been the Vice Chairman and Chief Executive Officer of Fred Deeley Imports Ltd., the largest independent motorcycle distributorship in Canada and the exclusive distributor of the Company's motorcycles in that country, since 1989. From 1981 to 1989 he served as President of Fred Deeley Imports Ltd.

        James A. Norling, 53, has been a director of the Company since December 1993. Mr. Norling has served as President, Europe, Middle East and Africa and as Chairman, European Management Board for Motorola, Inc., a manufacturer of electronics, since April 1993 and as an Executive Vice President of Motorola, Inc. since 1990. From 1990 to April 1993 he was President and General Manager of Motorola's Semiconductor Products Sector and from 1986 to 1990 was Executive Vice President and General Manager of Motorola's Semiconductor Products Sector.

   Committees of the Board

        The Board has three committees: the Audit Committee, the Human Resources Committee and the Nominating and Director Affairs Committee.

        The Audit Committee, the current members of which are Barry K. Allen, William F. Andrews (Chairman), Richard J. Hermon-Taylor, Donald A. James, Richard G. LeFauve, James A. Norling and William B. Potter, met two times during 1994. The Audit Committee selects, subject to shareholder ratification, and engages independent public accountants to audit the books, records and accounts of the Company. The Audit Committee also determines the scope of such audits and reviews the adequacy of the internal accounting controls of the Company.

        The Human Resources Committee, the current members of which are Barry
   K. Allen (Chairman), William F. Andrews, Richard G. LeFauve and James A. Norling, met three times during 1994. The Human Resources Committee approves certain compensation and benefits actions, reviews performance of senior management and advises management on matters of succession planning, career development and human resources strategies.

        The Nominating and Director Affairs Committee, the current members of which are Barry K. Allen (Chairman), William F. Andrews, Richard J. Hermon-Taylor, Donald A. James, Richard G. LeFauve, James A. Norling and William F. Potter, met three times during 1994. The Nominating Committee identifies and recommends to the full Board candidates for service on the Board and reviews Board performance. Shareholders may recommend candidates by writing to the Nominating and Director Affairs Committee in care of the Secretary of the Company. Such recommendations for the 1996 annual meeting of shareholders must be received by the Company on or before December 4, 1995. Any shareholder who desires to nominate directly a director candidate for consideration by the shareholders must give written notice thereof to the Secretary of the Company in advance of the applicable meeting in compliance with the terms and within the time periods specified in the Company's Restated Articles of Incorporation.

        The Board met six times during 1994. All directors attended at least 75% of the meetings of the Board and the Board committees on which they served during 1994.

        Directors who are employees of the Company do not receive any special compensation for their services as directors. Except for Mr. Beals, directors who are not employees of the Company received in 1994 an annual fee of $25,000 plus $1,500 for each regular meeting of the Board and $750 for each Audit Committee meeting and each Human Resources Committee meeting. The Company reimburses directors for any travel expenses incurred in connection with attendance at Board or Board committee meetings.

        The Company has a consulting contract with Mr. Beals pursuant to which Mr. Beals is paid $242,240 per year. The consulting term expires June 30, 1998. The consulting contract also provides for supplemental retirement benefits of $159,840 per year after the consulting term expires until his death. In the event of Mr. Beals' death prior to the end of the consulting term, the consulting agreement provides, as a death benefit, the continuation of certain payments under the consulting agreement through July 1, 1999.


                             EXECUTIVE COMPENSATION

        The following table shows the aggregate compensation, including incentive compensation, paid by the Company for 1994, 1993 and 1992 to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for 1994:


                           SUMMARY COMPENSATION TABLE
                                                                                         Long Term
                                                        Annual Compensation             Compensation
                                                                           Other           Awards            All
                                                                           Annual        Securities         Other
                                                                         Compensa-       Underlying       Compensa-
    Name and Principal Position      Year     Salary($)      Bonus($)     tion ($)       Options(#)       tion($)<F1>
    Richard F. Teerlink
      President and Chief
      Executive Officer   . . . .    1994       440,901     700,000        39,481           100,000         27,541
      President and Chief
      Executive Officer   . . . .    1993       425,672     546,000        35,072                 0         24,038
      President and Chief
      Executive Officer   . . . .    1992       397,926     283,161        31,506           100,000          7,081

    Jeffrey L. Bleustein
      President and Chief
      Operating Officer--
      Motor Company   . . . . . .    1994       283,257     265,297        35,866            50,000         23,553
      President and Chief
      Operating Officer--
      Motor Company   . . . . . .    1993       275,004     301,624        32,249                 0          8,129
      President and Chief
      Operating Officer--
      Motor Company   . . . . . .    1992       229,171     112,701        20,486            40,888          2,882

    Thomas A. Gelb
      Vice President,
      Continuous Improvement  . .    1994       250,839     194,834        26,533            40,000         18,302
      Vice President,
      Continuous Improvement  . .    1993       239,442     218,850        23,778                 0         14,157
      Vice President,
      Continuous Improvement  . .    1992       222,292     109,013        21,103            40,000          3,879

    C. William Gray
      Vice President, Human
      Resources   . . . . . . . .    1994       175,129     136,190        22,173            19,140         34,227
      Vice President, Human
      Resources--
      Motor Company   . . . . . .    1993       165,881     151,615        21,025                 0         31,381
      Vice President, Human
      Resources--
      Motor Company   . . . . . .    1992       158,674      78,845        11,945            15,644         26,122

    Martin R. Snoey<F2>
     President and Chief
      Operating Officer--
      Holiday Rambler   . . . . .    1994       181,462     126,672        28,798            20,128         30,139
      President and Chief
      Operating Officer--
      Holiday Rambler   . . . . .    1993       161,538      52,500        35,289             6,000         51,644
   ____________________

   <F1> The 1994 amounts for Messrs. Teerlink, Bleustein, Gelb and Gray include the value of split dollar life insurance provided by the Company, a 401(k) matching contribution of $4,204 and a Motor Company non-qualified deferred compensation plan matching contribution of $11,375, $11,763, $6,552 and $4,716, respectively. The 1994 amount for Mr. Gray also includes $20,000 of loan forgiveness and $3,039 of imputed interest relating to an interest free relocation loan. The 1994 amount for Mr. Snoey includes the value of split dollar life insurance provided by the Company, a 401(k) matching contribution of $4,500 and $24,401 of relocation expense reimbursements.

   <F2> Mr. Snoey joined the Company in 1993.

   Stock Option Plans

        Stock options have been granted to executive officers and other key employees of the Company pursuant to the Company's 1986 Stock Option Plan, the Company's 1988 Stock Option Plan and the Company's 1990 Stock Option Plan which are administered by the Human Resources Committee. During 1994, options to purchase shares of Common Stock were granted under the Company's 1990 Stock Option Plan to the Chief Executive Officer and the other named executive officers as follows:

                              OPTION GRANTS IN 1994
                                                                                  Potential Realizable Value at Assumed Annual
                                                                                        Rates of Stock Appreciation for
                                           Individual Grants <F1>                               Option Term <F2>
                              Number of    Percent of
                              Securities     Total
                              Underlying    Options     Exercise
                               Options     Granted to     Price    Expiration
              Name             Granted     Employees     ($/Sh)       Date       0%           5%                    10%

    Richard F. Teerlink . .   100,000        13.7%      $24.34       2/15/04   $ 0         $1,530,200             $3,877,521
    Jeffrey L. Bleustein  .    50,000         6.9        24.34       2/15/04     0            765,100              1,938,760
    Thomas A. Gelb  . . . .    40,000         5.5        24.34       2/15/04     0            612,080              1,551,008
    C. William Gray . . . .    19,140         2.6        24.34       2/15/04     0            292,880                742,157
    Martin R. Snoey . . . .    20,128         2.8        24.34       2/15/04     0            307,999                780,467
    All Optionees . . . . .   728,410        100.0        <F3>        <F3>       0         11,161,815             28,286,231
    All Shareholders  . . .    N/A            N/A          N/A         N/A       0      1,164,271,221<F4>      2,950,491,865<F4>
   ____________________

   <F1> Options granted under the Stock Option Plans are non-qualified stock options. The option price per share is 100% of the fair market value of a share of common stock on the date of the grant. The Human Resources Committee has the authority to grant options and set or amend the terms and conditions of the option agreements. The exercise price of an option may be paid in cash, shares of common stock or a combination of cash and stock (subject to the conditions that may be set by the Human Resources Committee). The options may be exercised one year after the date of grant, not to exceed 25% of the shares in the first year, with an additional 25% to be exercisable in each of the following years. Each option granted under the 1990 Stock Option Plan has a limited right which permits the holder to surrender the option within 30 days after a change of control of the company and receive the difference between the exercise price of the option and the highest closing price of the Common Stock during the 60-day period preceding the change of control of the Company.

   <F2> The dollar amounts under these columns are the results of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the market price of the Common Stock.

   <F3> Options granted with exercise prices from $24.34 to $26.16 and expiration dates from 2/15/04 to 8/16/04.

   <F4> Represents corresponding gain to all shareholders on 76,059,892 shares of Common Stock outstanding calculated based on fair market value of such Common Stock on February 16, 1994.

        Shown below is information relating to the exercise of options by the Chief Executive Officer and the other named executive officers during 1994 and the value of unexercised options held by such persons as of December 31, 1994.

                       AGGREGATED OPTION EXERCISES IN 1994
                     AND OPTION VALUES AT DECEMBER 31, 1994

                                 Shares                        Number of Securities               Value of Unexercised
                              Acquired On      Value      Underlying Unexercised Options          In-the-Money Options
                                Exercise     Realized          At December 31, 1994               At December 31, 1994
              Name                (#)         ($)<F1>                   (#)                              ($)<F2>
                                                           Exercisable     Unexercisable     Exercisable      Unexercisable
    Richard F. Teerlink              0             0         527,600            175,000     $11,573,208         $1,281,750
    Jeffrey L. Bleustein             0             0         104,768             77,256       2,078,871            496,904
    Thomas A. Gelb                   0             0          32,274             53,406         556,244            301,257
    C. William Gray             12,000       227,220          35,544             32,200         627,028            236,884
    Martin R. Snoey                  0             0           1,500             24,628          16,170            122,178
   ____________________

   <F1> Value based on the fair market value of Common Stock on the date of exercise less the option exercise price.

   <F2> Value based on a fair market value of Common Stock of $28.00 as of
        December 31, 1994 less the option exercise price.


   Retirement Benefits

        The following table shows at different levels of remuneration and years of credited service the estimated net annual benefits payable as a straight life annuity to each of the named executive officers (other than Mr. Snoey, who does not participate in any Company defined benefit retirement plans) under the Salaried Pension Plan, the Restoration Plan and the Supplemental Benefits (all as defined below), assuming retirement at age 62:

                               PENSION PLAN TABLE

                                      Years of Service
    Remuneration          5           10        15(1)       15-30(2)

    $  200,000  . .   $15,417     $30,834     $46,251       $100,000
       300,000  . .    23,417      46,834      70,251        150,000
       400,000  . .    31,417      62,834      94,251        200,000
       500,000  . .    39,417      78,834     118,251        250,000
       600,000  . .    47,417      94,834     142,251        300,000
       800,000  . .    63,417     126,834     190,251        400,000
     1,000,000  . .    79,417     158,834     238,251        500,000
     1,250,000  . .    99,417     198,834     298,251        625,000

   (1) This column applies only to Mr. Gray, since he would not have 15 years of service upon retirement at age 62 and therefore would not be entitled to the Supplemental Benefits.

   (2)  This column applies only to Messrs. Teerlink, Bleustein and Gelb.

        The Company maintains the Retirement Annuity Plan for Salaried Employees of Harley-Davidson, a noncontributory defined benefit pension plan ("Salaried Pension Plan"). Under the Salaried Pension Plan, salaried employees of the Company (excluding Holiday Rambler and certain other subsidiaries), including the Chief Executive Officer and the other named executive officers (other than Mr. Snoey), are generally eligible to retire with unreduced benefits at age 62 or later. Benefits are based upon monthly "final average earnings" as defined in the Salaried Pension Plan. Prior to December 31, 1994, the monthly benefit is .016 times final average earnings less .009 times primary monthly social security benefit, multiplied by years of service. On and after December 31, 1994, the revised benefit is .012 times final average earnings times years of service plus .004 times final average earnings in excess of Social Security covered compensation for the year multiplied by years of service. The benefit of a person with service on or after December 31, 1994, is the greater of his or her benefit determined using the revised formula for all service or the sum of his or her benefit under the former formula for service through December 31, 1993, and his or her benefit under the revised formula for service after that date. For the named executive officers (other than Mr. Snoey), final average earnings equal one-twelfth of the highest average annual total compensation (consisting of base salary and bonus as shown in the Summary Compensation Table) paid over five consecutive calendar years within the last ten years of service prior to the participant's retirement or other date of termination. Vesting under the Salaried Pension Plan occurs upon the earlier of five years of service or age 65. An employee who retires after age 55 and before age 62 with a minimum of 5 years of service will receive an actuarially reduced benefit under the Salaried Pension Plan. The surviving spouse of an employee who is eligible for early retirement or who is vested at death is also entitled to certain benefits under the Salaried Pension Plan.

        The Company has adopted a pension benefit restoration plan (the "Restoration Plan") pursuant to which the Company will pay participants amounts that exceed certain limitations the Internal Revenue Code imposes on benefits payable under the Salaried Pension Plan. Calculated as of December 31, 1994, annualized final average earnings and years of credited service under the Salaried Pension Plan and the Restoration Plan were as follows: $709,819 and 18.4 years (including a grant of 5 additional years of service under the Restoration Plan), respectively, for Mr. Teerlink; $384,195 and 23.9 years, respectively, for Mr. Bleustein; $337,277 and
   25.2 years (including a grant of 6 additional years of service under the Restoration Plan), respectively, for Mr. Gelb; and $204,782 and 4.3 years, respectively, for Mr. Gray.

        The Board has approved supplemental executive retirement benefits (the "Supplemental Benefits") for the Chief Executive Officer and the other named executive officers (other than Mr. Snoey). Under such benefits, a participant who retires at or after age 55 with 15 years of service (including the grant of 5 additional years of service for Mr. Teerlink and 6 additional years for Mr. Gelb) is entitled to a yearly retirement benefit payment equal to 35% of the executive's annualized final average earnings at age 55 increasing in equal increments to 50% of annualized final average earnings at age 62, reduced by the amount of any pension payable by the Company under the Salaried Pension Plan, by any other defined benefit retirement programs of the Company and by the amount of benefits under the Restoration Plan. Amounts payable under the Restoration Plan and the Supplemental Benefits may be partially or fully funded at retirement through the use of split-dollar life insurance, lump sum cash payments and/or other means.

   Agreements

        The Company has entered into employment agreements with Messrs. Teerlink, Bleustein and Gelb, which provide that, upon termination of employment for reasons other than cause, the Company will pay each such employee certain amounts, including such employee's base compensation in effect on the date of such termination (which currently would approximate the amount of cash compensation set forth in the Summary Compensation Table) for a period not exceeding one year (three years in the case of Mr. Teerlink), together with other benefits to which such employee was entitled prior to termination. Such employment agreements do not establish minimum base salary levels for such employees.

        The Company has entered into transition agreements with Messrs. Teerlink, Bleustein, Gelb and Snoey which become effective upon a change of control of the Company as defined therein. The transition agreements provide that in the event of termination of such individual's employment with the Company for any reason (other than death or disability) within one year (three years in the case of Mr. Teerlink) after a change of control of the Company, such individual will receive a cash payment in an amount equal to the product of three multiplied by the sum of (1) the individual's highest annual base salary during the five-year period preceding termination and (2) the highest annual bonus paid during the five-year period preceding termination. Such individual will also receive immediate vesting in any retirement, incentive, stock option and other deferred compensation plans. The contracts state that if any of the payments to the employees are considered "excess parachute payments" as defined in Section 280G of the Internal Revenue Code the Company will pay the penalty imposed upon the employee plus a tax gross-up.

        A "change of control" for purposes of the transition agreements includes the following events: (i) continuing directors no longer constitute at least two-thirds of the directors serving on the Board, (ii) any person or group becomes a beneficial owner of 20% or more of the Common Stock, (iii) the Company's shareholders approve a merger involving the Company, the sale of substantially all of the Company's assets or the liquidation or dissolution of the Company, unless in the case of a merger continuing directors constitute at least two-thirds of the directors serving on the board of directors of the survivor of such merger, or (iv) at least two-thirds of the continuing directors determine that a proposed action, if taken, would constitute a change of control of the Company and such action is taken. A continuing director is a director of the Company who was a director on a specified date (generally on or shortly prior to the date of the applicable transition agreement) or who was designated by a majority of the continuing directors as a continuing director at the time of his or her initial election to the Board.

   Board of Directors Human Resources Committee Report on Executive
   Compensation

        The Human Resources Committee is responsible for establishing, reviewing and revising the compensation policies for the Company's executive officers. The Human Resources Committee is composed entirely of directors who are not employees or former employees of the Company and who do not have a business relationship with the Company other than in their capacity as directors.

        This report is being included pursuant to Securities and Exchange Commission ("SEC") rules designed to enhance disclosure of public companies' executive compensation policies. This report addresses the Company's compensation policies for 1994 as they affected the Chief Executive Officer and the Company's other executive officers, including the other named executive officers.

        General

        Under the supervision of the Human Resources Committee, the Company has developed and implemented compensation policies, plans and programs that seek to attract and retain qualified and talented employees and enhance the profitability of the Company. In furtherance of these goals, the Company's executive compensation policies, plans and programs, in addition to benefit plans available to salaried employees generally, consisted of base salary, annual incentive compensation, annual stock option grants, annual perquisite payments, a non-qualified pension plan, a non-qualified pension benefit restoration plan, a 401(k) plan (with a Company matching feature), a non-qualified deferred compensation plan and life insurance benefits.

        In addition to the experience and knowledge of the Human Resources Committee and the Company's Human Resources staff, the Human Resources Committee utilizes the services of an independent human resources consultant in making its executive compensation decisions. Each year the Company's Human Resources staff selects several executive or other senior officer positions for benchmarking against comparable companies. The comparable companies are Fortune 500 "make and sell" companies with annual sales of $1 billion to $1.5 billion having comparable performance. The independent human resources consultant retained by the Company conducts a survey of compensation packages for the specified types of executive or senior officer positions at the comparable companies and prepares a written analysis (the "Independent Compensation Analysis"). The Independent Compensation Analysis includes median base salary (including the percentage increase over the prior year), median annual bonus percentage and median stock option information for the comparable companies by position. The Independent Compensation Analysis also recommends ranges for base salary, annual bonus and stock option compensation for the selected Company executive or senior officer positions.

        The comparable companies used to benchmark executive compensation are not included on the Performance Graph included below because they change from year to year depending on both the Company's and other companies' performance. The purpose of the Performance Graph is to compare the performance of the Company's Common Stock over a five-year period against a stock index or a fixed group of companies. In contrast, the Company generally utilizes compensation surveys to compare its executive compensation policies against companies that have specified performance and other characteristics similar to those of the Company during a limited period of time. The Company believes that including such companies as a separate group on the Performance Graph would be confusing and potentially misleading.

        In general, it is the policy of the Human Resources Committee to fix executive base salary range midpoints at levels below the median amounts paid to executives with similar qualifications, experience and responsibilities at other comparable businesses. Executives' actual salaries are determined by individual performance evaluations and potential future contributions to the Company. It is also the policy of the Human Resources Committee generally to establish maximum incentive cash compensation and stock option grants at levels above the median amounts paid or granted to executives with similar qualifications, experience and responsibilities at other comparable businesses. The Company intends to provide a total compensation opportunity for Company executives that is above average, but with an above average amount of the total compensation opportunity at risk and dependent upon continuously improving Company performance. In all cases, the Human Resources Committee considers the total potential compensation payable to each of the named executive officers and other executives when establishing or adjusting any element of their compensation package.

        1994 Base Salary

        Executive base salaries are reviewed annually. In February 1994, the Human Resources Committee, in consultation with the Vice President, Human Resources for the Motor Company, increased Mr. Teerlink's base salary by 4%. This increase was within the range recommend by the Independent Compensation Analysis and was based upon the Human Resources Committee's subjective assessment of Mr. Teerlink's past performance (including his leadership, his role in the financial performance of the Company and his role in implementing new educational programs at all levels of the Company) and its expectations for his future contributions in leading the Company. Also in February 1994, the Human Resources Committee reviewed, with the Chief Executive Officer and Vice President, Human Resources for the Motor Company, and approved, with modifications it deemed appropriate, the annual salary plan for the Company's other executive officers. The annual salary plan was developed by the Motor Company's Human Resources staff under the direction of the President of the Motor Company based primarily upon each executive's individual performance evaluation for the prior year, the anticipated future contribution of each executive and the Independent Compensation Survey. 1994 base salaries for the named executive officers are set forth in the Summary Compensation Table. Based on the annual Independent Compensation Analysis, the Human Resources Committee believes that the base salaries paid to its executive officers are generally below the median of base salaries paid to comparable executive officers of comparable companies.

        1994 Incentive Cash Compensation

        The Company had three separate short term incentive plans in which executive officers participated for 1994: Messrs. Teerlink, Gelb and one other executive officer participated in the Company's 1994 Corporate Short Term Incentive Plan (the "Corporate STIP"); the other named executive officers (other than Mr. Snoey) and certain other executive officers participated in the Motor Company 1994 Short Term Incentive Plan (the "Motor Company STIP"); and Mr. Snoey participated in the Holiday Rambler Corporate 1994 Short Term Incentive Plan (the "Holiday Rambler STIP"). In December 1993, the Human Resources Committee reviewed and approved the Motor Company STIP, the Holiday Rambler STIP and target awards for participants in such plans. In February 1994, the Board adopted the Corporate STIP and the Human Resources Committee established the performance targets (consolidated net income) and target awards under the Corporate STIP for 1994 for participating executives. Award payouts under the Motor Company STIP and the Holiday Rambler STIP were based upon performance targets included in the plans approved by the Human Resources Committee in December 1993. The Motor Company STIP included both Motor Company financial targets related to earnings and working capital (weighted 55%) and Motor Company strategic targets related to product quality, schedule attainment and the Motor Company's manufacturing strategy (weighted 45%). The Holiday Rambler STIP included both Holiday Rambler financial targets related to earnings (weighted 50%) and Holiday Rambler strategic targets related to quality, variance to plan, unit volume and production times. The target awards for the five named executive officers ranged from 50% to 100% of their respective 1994 base salaries. The amount of each executive's target award is reviewed annually based upon the Independent Compensation Analysis, the executive's individual performance evaluation for the prior year and the Human Resources Committee's appraisal of the executive's anticipated future contribution to the Company. Depending on Company performance and, in the case of the Corporate STIP, the subjective determination of the Human Resources Committee with respect to downward adjustments, actual short term incentive plan awards can range from 0% to 200% of the target award.

        Under the Corporate STIP formula based on the consolidated net income performance criteria selected by the Human Resources Committee and actual Company performance, Mr. Teerlink was eligible to receive a maximum award of $788,463 for 1994, or 178.83% of the target award. Under the terms of the Corporate STIP, the Human Resources Committee has the discretion to reduce awards determined by the formula by up to 50%. The Human Resources Committee exercised its discretion and determined that Mr. Teerlink's actual 1994 STIP award would be $700,000. The Human Resources Committee based its determination in part on the percentage payout for 1994 under the Motor Company STIP (154.6%) and the Holiday Rambler STIP (116.64%) and the financial and strategic performance of the Company as a whole. The Human Resources Committee considered in particular that the financial and strategic results at the Motor Company were significantly above target, while the financial and strategic results at Holiday Rambler were generally at expected levels. An evaluation of the financial and strategic performance of the Company as a whole indicated significant accomplishment in both categories. Mr. Gelb's actual 1994 Corporate STIP award was determined by the Committee in a similar manner. The awards for the other executive officers were determined mathematically under the Motor Company STIP or the Holiday Rambler STIP. All short term incentive plan awards paid or payable for 1994 by the Company with respect to the named executive officers are set forth in the Summary Compensation Table.

        1994 Stock Option Grants

        While the short term incentive plans provide Company executives with short term incentives to maximize Company performance, the Human Resources Committee believes that it is also important to provide incentives that more directly tie executives' long term compensation to long term returns to the Company's shareholders. This long term incentive compensation opportunity is provided through the Company's stock option plans (the "Option Plans"). Annually, the Human Resources Committee reviews, with the Vice President, Human Resources and, except in the case of his own stock option grant, the Chief Executive Officer, and approves individual stock option grants for each of the Company's executive officers, including the named executive officers. The amount of each executive's stock option grant is subjectively determined by the Human Resources Committee based upon the annual Independent Compensation Analysis, the executive's individual performance evaluation for the prior year, the executive's base salary and the Human Resources Committee's appraisal of the executive's anticipated long term future contribution to the Company. The stock options granted to the named executive officers in 1994 are set forth in the Summary Compensation and Option Grants Tables.

        Other Compensation

        The Human Resources Committee believes that the compensation paid or payable pursuant to the Company's annual perquisite payments, pension plan, pension benefit restoration plan, 401(k) plan, deferred compensation plan and life insurance benefits are competitive with the benefit packages offered by comparable employers. From time to time the Human Resources Departments of the Motorcycle Division and Holiday Rambler obtain data to ensure that such benefit plans and programs remain competitive. The Human Resources Committee reviewed such data in February 1994.

        Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code provides that a publicly held corporation will not be entitled to deduct for federal income tax purposes compensation paid to a named executive officer in excess of $1 million in any year. Incentive compensation based on company performance, provided it is paid pursuant to a plan which has been approved by shareholders and meets certain other criteria, is not subject to Section 162(m). It is the Human Resources Committee's intention to continue to utilize incentive compensation as a substantial component of the Company's executive compensation program and to structure the payment of incentive compensation so that the Company will not lose any deductions under
   Section 162(m).

        Conclusion

        Over the last three calendar years, shareholders of the Company have enjoyed a total return of 152%. During that same period of time the Standard & Poor's 500 and MidCap 400 Indexes had total returns of 20% and 23%, respectively. The Human Resources Committee believes that the compensation policies and practices of the Company described in this report have supported this performance. In addition, the Human Resources Committee believes that these compensation policies and practices are in the best interests of the Company and consistent with the Company's commitment to balance the interests of all of the Company's Stakeholders (customers, dealers, suppliers, employees, investors, government and society).

        Barry K. Allen, Chairman
        William F. Andrews
        Richard G. LeFauve
        James A. Norling


   Performance Graph

        The SEC requires the Company to include in this Proxy Statement a line graph presentation comparing cumulative five year Common Stock returns with a broad-based stock index and either a nationally recognized industry index or an index of peer companies selected by the Company. The Company has chosen to use the Standard & Poor's 500 Index as the broad-based index and Standard & Poor's MidCap 400 Index as a more specific comparison. The Standard & Poor's MidCap 400 Index was chosen because the Company does not believe that any other published industry or line-of-business index adequately represents the current operations of the Company or that it can identify a peer group that provides a useful comparison.

                                PERFORMANCE GRAPH
                Comparison of Five Year Cumulative Total Return*

                       1989     1990     1991     1992      1993      1994
    Harley-
     Davidson, Inc.  $100.00   $98.09  $228.03   $383.44   $450.90   $575.45
    S&P MidCap 400    100.00    94.88   142.42    159.38    181.62    175.11
    S&P 500           100.00    96.89   126.41    136.05    149.76    151.74
   ____________________
   *  Assumes $100 invested on December 31, 1989.


                              CERTAIN TRANSACTIONS

        Mr. James, a director of the Company, is Vice Chairman, Chief Executive Officer and an equity owner of Fred Deeley Imports Ltd. ("Deeley Imports"), the exclusive distributer of the Company's motorcycles in Canada. In 1994, Deeley Imports paid the Company approximately $42 million for motorcycles, parts and accessories and related products and services. All such products and services were provided in the ordinary course of business at prices and on terms and conditions determined through arms-length negotiation. The Company anticipates that it will do a similar amount of business with Deeley Imports in 1995.

        Mr. Gray, Vice President, Human Resources, received an interest-free relocation loan from the Company in connection with his joining the Company in 1990. The largest amount outstanding under the relocation loan in 1994 was $70,000. As of March 31, 1995, $50,000 was outstanding under the relocation loan.


                      2 - APPROVAL OF HARLEY-DAVIDSON, INC.
                             1995 STOCK OPTION PLAN


        The Company is seeking shareholder approval of the Harley-Davidson, Inc. 1995 Stock Option Plan (the "1995 Plan"). The Board adopted the 1995 Plan on February 3, 1995, subject to shareholder approval. The following summary description of the 1995 Plan is qualified in its entirety by reference to the full text of the 1995 Plan which is attached to this Proxy Statement as Exhibit A.

   Summary of Proposal

        The purpose of the 1995 Plan is to provide favorable opportunities for certain selected employees of the Company and its subsidiaries to purchase shares of Common Stock or to benefit from the appreciation thereof. Such opportunities are expected to provide an increased incentive for these employees to contribute to the future success and prosperity of the Company, thus enhancing the value of the stock for the benefit of the shareholders and increasing the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

        The Company currently has in effect the Company's 1986 Stock Option Plan (the "1986 Plan"), the 1988 Stock Option Plan (the "1988 Plan") and the 1990 Stock Option Plan (the "1990 Plan" and, with the 1986 Plan and the 1988 Plan, the "Existing Plans"). As of March 16, 1995, a total of _____________ shares of Common Stock remained available for the granting of additional awards under the Existing Plans. Upon adoption of the 1995 Plan, the Existing Plans will be terminated (except with respect to outstanding options) and no additional options will be granted under the Existing Plans.

        The 1995 Plan will be administered by the Human Resources Committee of the Board. Key employees of the Company or any of its subsidiaries, as well as persons who have been engaged to become key employees, are eligible to participate in the 1995 Plan. Key employees will comprise, in general, those who contribute to the management, direction and overall success of the Company, including those who are members of the Board. Members of the Board who are not employees of the Company are not eligible to participate in the 1995 Plan. As of March 31, 1995, there were approximately 300 employees of the Company and its subsidiaries participating in the Existing Plans and eligible to participate in the 1995 Plan. The number of eligible employees is expected to increase over time based upon future growth of the Company.

        The 1995 Plan authorizes the granting to key employees of options to purchase Common Stock ("Options"), which may be either "incentive stock options" meeting the requirements of Section 422 of the Internal Revenue Code ("ISOs") or non-qualified Options. The total number of shares of Common Stock available for grants of Options is 3,800,000, provided that Options for not more than 200,000 shares of Common Stock may be granted to any participant in any calendar year under the 1995 Plan, which amount will be reduced by the amount of Common Stock subject to Options granted to the participant in such calendar year under any other stock option plan of the Company. Options may not be granted under the 1995 Plan after April 26, 2005.

        The exercise price per share of Common Stock subject to an Option will be determined by the Committee, provided that the exercise price may not be less than the fair market value of the underlying Common Stock on the date of grant. The Committee determines the date after which Options may be exercised in whole or in part and the date on which each Option expires, which date cannot be more than ten years from the date of grant. The exercise price of an Option may be paid in cash or, subject to such conditions or prohibitions as may be set by the Committee, by delivering shares of Common Stock or a combination of cash and stock. Subject to the discretion of the Committee, a participant may elect to have the Company withhold shares of Common Stock otherwise issuable to the participant upon the exercise of an Option for purposes of paying withholding amounts relating to income or other taxes incurred by reason of the exercise. Options may not be transferred except by reason of the death of the participant.

        Under the 1995 Plan, the Committee may grant a participant, at or after the time of the Option grant, a stock appreciation right for all or any portion of the Option. A stock appreciation right entitles the participant upon the exercise of the stock appreciation right, in lieu of exercising the Option, paying the exercise price and receiving Common Stock, to receive in cash the difference between the exercise price of the Option and the fair market value of the underlying Common Stock on the date of exercise. The Existing Plans also allow the Committee to grant stock appreciation rights, but no stock appreciation rights have been granted as of March 31, 1995.

        In the event of a participant's retirement at age 62 (or earlier with the consent of the Committee), any outstanding Option will, in general, be exercisable by the participant or his or her beneficiary within three years after such event (but not subsequent to the expiration of the Option). In the event of a participant's death or disability, any outstanding Option may be exercisable by the participant or his or her beneficiary for a period of up to one year after such event (but not subsequent to the expiration of the Option). In the event of a participant's voluntary or involuntary termination of employment with the Company or its subsidiaries for any reason other than retirement, death or disability, any outstanding Options will expire on the date of termination of employment.

        Each Option granted under the 1995 Plan will have a limited right that will permit the holder to surrender the Option within 30 days after a change of control of the Company and receive the difference between the exercise price of the Option and the highest closing price of the Common Stock in the 60-day period preceding the change of control of the Company. For this purpose, "change of control" includes any of the following events: (i) continuing directors (any person who was either a director on February 2, 1995 or was designated before such person's initial election to the Board of Directors as a continuing director by a majority of the continuing directors) no longer constitute at least two-thirds of the directors serving on the Board; (ii) any person or group becomes a beneficial owner of 20% or more of the Common Stock; (iii) the Company's shareholders approve a merger involving the Company, the sale of substantially all of the Company's assets or the liquidation or dissolution of the Company, unless in the case of a merger the continuing directors constitute at least two-thirds of the directors serving on the board of directors of the survivor of such merger; or (iv) at least two-thirds of the outside, continuing directors determine that a proposed action, if taken, would constitute a change of control of the Company and such action is taken.

        The Board of Directors may suspend or terminate the 1995 Plan in whole or in part or amend it as the Board deems appropriate. However, no amendment may be made without approval of the shareholders if such amendment would (a) materially modify the eligibility requirements for receiving Options; (b) increase the aggregate number of shares of Common Stock that may be issued pursuant to Options granted under the 1995 Plan, except under an adjustment of the type described below; (c) increase the number of shares of Common Stock that may be issued pursuant to Options granted to a participant in any calendar year, except under an adjustment of the type described below; (d) reduce the minimum option price, except under an adjustment of the type described below; (e) extend the period of granting Options under the 1995 Plan; or (f) materially increase in any other way the benefits accruing to participants.

        If the Company declares a dividend payable in, or subdivides or combines, its Common Stock or any other event occurs which, in the judgment of the Committee, necessitates an equitable adjustment of amounts under the 1995 Plan to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1995 Plan, then the Committee will generally have the authority to make appropriate adjustment to (i) the number and type of shares of Common Stock subject to the 1995 Plan; (ii) the number of shares of Common Stock that may be issued pursuant to Options granted to any participant in any calendar year; (iii) the number and type of shares of Common Stock subject to outstanding Options; and (iv) the grant, purchase or exercise price with respect to any Option.

        The number of Options that will be granted under the 1995 Plan in the future to any single key employee or group of key employees is not determinable. The following table shows the number of shares of Common Stock underlying Options granted in February 1995 under the Existing Plans to the named executive officers, all executive officers as a group, and all employees as a group. The Options were granted at an exercise price of $26.94 per share. The closing price of the Common Stock on the New York Stock Exchange was $_____ per share on March 16, 1995. Options granted under the Existing Plans to the named executive officers during 1994 are disclosed above under the caption "Executive Compensation."

                               1995 OPTION GRANTS

                                          Number of Shares
                                             Underlying
                                          Options Granted
                                                 on
    Name                                  February 2, 1995

    Richard F. Teerlink . . . . . . . .           90,000
    Jeffrey L. Bleustein  . . . . . . .           48,000
    Thomas A. Gelb  . . . . . . . . . .           36,211
    C. William Gray . . . . . . . . . .           28,124
    Martin R. Snoey . . . . . . . . . .           20,337
    All Executive Officers as a Group
    (8 Persons) . . . . . . . . . . . .          255,058
    All Employees as a Group  . . . . .          805,360

   Directors and other persons who are not employees of the Company are not eligible to receive Options under the 1995 Plan or the Existing Plans.

        The grant of an Option under the 1995 Plan will create no income tax consequences to the participant or to the Company. A participant who is granted a nonqualified Option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Amounts payable in connection with the settlement of stock appreciation rights receive similar treatment. A subsequent disposition of Common Stock acquired on exercise of an Option will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock had been held for more than one year from the date of exercise. Generally, for ISOs, the appreciated value of the underlying stock received upon exercise will be taxable to the participant as a capital gain upon sale of the stock, and the Company will not receive any tax deduction.

        The affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for approval of the 1995 Plan, provided that shareholders holding a majority of the outstanding shares of Common Stock cast votes on the proposal. For purposes of determining the vote regarding this proposal, abstentions will have the effect of a vote against the proposal (but will not be counted as votes cast with respect to the proposal for purposes of determining whether a majority of the outstanding shares were voted), and broker nonvotes will have no impact on the vote. Proxies solicited by the Board will be voted "FOR" approval of the 1995 Plan unless a shareholder specifies otherwise.

        THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1995 PLAN.

             3 -- AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION
                       INCREASING AUTHORIZED COMMON STOCK

        The Company currently has 102,000,000 shares of capital stock authorized consisting of 100,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock (the "Preferred Stock"). The Board has approved for submission to shareholders and recommends an amendment to the Company's Restated Articles of Incorporation to (i) increase the total number of authorized shares of capital stock to 202,000,000 and (ii) increase the total number of authorized shares of Common Stock to 200,000,000.

        The purpose of increasing the number of shares of Common Stock is to have additional shares available for general corporate purposes, including stock dividends, stock splits, issuing stock in connection with various employee incentive and retirement plans, raising additional capital and other similar uses. By approving an increase in authorized Common Stock in advance of any specific need, the Company may avoid the delay and expense of obtaining shareholder approval at a later special meeting. As of March 16, 1995, ___________ shares of Common Stock were outstanding and there were ____________________ shares reserved for issuance upon the exercise of outstanding options under the Existing Plans. Assuming the 1995 Plan is approved by the shareholders at the Annual Meeting, there will be an additional 3,800,000 shares reserved for issuance under the 1995 Plan. Holders of outstanding Common Stock are not entitled to preemptive rights.

        Article IV (a) of the Company's Restated Articles of Incorporation currently provides that the total number of shares of all classes of stock that the Company is authorized to issue is 102,000,000 consisting of 100,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The proposed amendment to the first sentence of the first paragraph of Article IV (a) of the Company's Restated Articles of Incorporation would delete the existing provision and in its place insert the following:

        "(a) Authorized Shares. The total number of shares of all classes of stock that the Corporation is authorized to issue is two hundred two million (202,000,000), consisting of (i) two hundred million (200,000,000) shares of Common Stock of $.01 par value, and (ii) two million (2,000,000) shares of Preferred Stock of $1.00 par value."

        The proposed amendment to the Restated Articles of Incorporation will be approved if a majority of the outstanding shares of Common Stock are voted "FOR" the proposed amendment. For purposes of determining the vote, abstentions and broker nonvotes will not be counted and will have the same effect as a vote against the proposal. Proxies solicited by the Board will be voted "FOR" approval of the proposed amendment unless a shareholder specifies otherwise.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION.

              4--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        Ernst & Young LLP, independent public accountants, audited the Company's consolidated financial statements for the fiscal year ended December 31, 1994. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement, if they so desire. Ernst & Young LLP has been recommended by the Audit Committee and selected by the Board to serve as independent auditors for the current fiscal year, and in accordance with a resolution of the Board, this selection is being presented to shareholders for ratification.

        If prior to the Annual Meeting Ernst & Young LLP shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board, then the Board will appoint other independent auditors whose engagement for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the Annual Meeting. If the shareholders fail to ratify the engagement of Ernst & Young LLP at the Annual Meeting, the Board will reconsider its selection of independent auditors. Proxies solicited by the Board will be voted "FOR" ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending
   December 31, 1995, unless the shareholder specifies otherwise.

        THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.


                                5--OTHER MATTERS

        The matters referred to herein are, as far as management now knows, the only matters which will be presented for consideration at the Annual Meeting. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time periods specified in the Company's Restated Articles of Incorporation. If any other matter should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by them in accordance with their judgment.

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. Mr. Allen, a director of the Company, failed to report on a timely basis the sale during 1994 of 1.35 shares held by him in the Company's Dividend Reinvestment Plan. Such sale was reported on a Form 5 which Mr. Allen filed on a timely basis.

        The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by personal interview, telephone, telegraph and facsimile machine, as well as by use of the mails. It is anticipated that banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting materials to their principals and to obtain authorization for the execution of proxies and that they will be reimbursed for their out-of-pocket expenses incurred in that connection. Employees of the Company participating in the solicitation of proxies will not receive any additional remuneration. The Company has retained D. F. King & Co., Inc. to aid in the solicitation at an estimated cost of approximately $6,000 plus out-of-pocket expenses.


                              SHAREHOLDER PROPOSALS

        Proposals by shareholders which are intended to be presented at the 1996 annual meeting of shareholders must be received by the Company no later than December 4, 1995, to be eligible for inclusion in the Company's proxy materials for that meeting.


                                 By Order of the Board of Directors,



                                 TIMOTHY K. HOELTER
                                 Secretary


   Milwaukee, Wisconsin
   March 31, 1995

                                                                    Exhibit A
                              HARLEY-DAVIDSON, INC.

                             1995 STOCK OPTION PLAN


                                    ARTICLE I

                                     PURPOSE

        The purpose of the Harley-Davidson, Inc. 1995 Stock Option Plan is to provide favorable opportunities for certain selected employees of Harley-Davidson, Inc. and its subsidiaries to purchase or receive shares of Common Stock of Harley-Davidson, Inc., or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these employees to contribute to the future success and prosperity of Harley-Davidson, Inc., thus enhancing the value of the stock for the benefit of the shareholders, and increase the ability of Harley-Davidson, Inc. to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.


                                   ARTICLE II

                                   DEFINITIONS

        The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

        2.1. Board:  The Board of Directors of Harley-Davidson, Inc.

        2.2. Code:  The Internal Revenue Code of 1986, as amended.

        2.3. Committee: The Human Resources Committee of the Board; provided that if any member of the Human Resources Committee is not both a Disinterested Person and Outside Director, the Committee shall be comprised of only those members of the Human Resources Committee who are both Disinterested Persons and Outside Directors.

        2.4. Common Stock:  The common stock of Harley-Davidson, Inc.

        2.5. Company:  Harley-Davidson, Inc. and any of its Subsidiaries.

        2.6. Disability: Disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

        2.7. Disinterested Persons: Disinterested persons within the meaning of Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended.

        2.8. Employer:  The entity that employs the employee or Optionee.

        2.9. Fair Market Value: The average of the high and low reported sales prices of Common Stock on the New York Stock Exchange Composite Tape on the date for which fair market value is being determined.

        2.10. ISO: An incentive stock option within the meaning of Section 422 of the Code and which is designated as an incentive stock option by the Committee.

        2.11. Non-ISO:  A stock option which is not an ISO.

        2.12. Option: A stock option granted under the Plan. Options include both ISOs and Non-ISOs.

        2.13. Option Price: The purchase price of a share of Common Stock under an Option.

        2.14. Optionee:  A person who has been granted one or more Options.

        2.15. Outside Directors:  Outside Directors within the meaning of
     Section 162(m) of the Code and the regulations promulgated thereunder.

        2.16. Parent Corporation:  The parent corporation, as defined in
     Section 424(e) of the Code.

        2.17. Plan:  The Harley-Davidson, Inc. 1995 Stock Option Plan.

        2.18. Retirement: Retirement on or after age sixty-two or, with the consent of the Committee, at an earlier age.

        2.19. Subsidiary: A corporation, limited partnership, general partnership, limited liability company, business trust or other entity of which more than fifty percent (50%) of the voting power or ownership interest is directly and/or indirectly held by Harley-Davidson, Inc.

        2.20. Termination Date: A date fixed by the Committee but not later than the day preceding the tenth anniversary of the date on which the Option is granted.

                                   ARTICLE III

                                 ADMINISTRATION

      3.1. The Committee shall administer the Plan and shall have full power to grant Options, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, which it believes reasonable and proper.

      3.2. Subject to the provisions of the Plan, the Committee shall, in its discretion, determine who shall be granted Options, the number of shares subject to option under any such Options, the dates after which Options may be exercised, in whole or in part, whether Options shall be ISOs, and the terms and conditions of the Options.

      3.3. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.


                                   ARTICLE IV

                           SHARES SUBJECT TO THE PLAN

      4.1. The total number of shares of Common Stock available for grants of Options under the Plan shall be 3,800,000 provided that Options for not more than 200,000 shares of Common Stock shall be granted to an Optionee in any calendar year under the Plan, which amount shall be reduced by the amount of Common Stock subject to options granted to such Optionee in such calendar year under any other stock option plan of the Company. The foregoing amounts shall be subject to adjustment in accordance with
   Article VIII of the Plan. If an Option or portion thereof shall expire, be canceled or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Option shall be available for future grants of Options. An Option, or portion thereof, exercised through the exercise of a stock appreciation right pursuant to Section 6.7 of the Plan shall be treated, for the purposes of this Article, as though the Option, or portion thereof, had been exercised through the purchase of Common Stock, with the result that the shares of Common Stock subject to the Option, or portion thereof, that was so exercised shall not be available for future grants of Options.

                                    ARTICLE V

                                   ELIGIBILITY

      5.1. Options may be granted to key employees of the Company or to persons who have been engaged to become key employees of the Company. Key employees will comprise, in general, those who contribute to the management, direction and overall success of the Company, including those who are members of the Board. Members of the Board who are not employees of the Company shall not be eligible for Option grants.


                                   ARTICLE VI

                                 TERM OF OPTIONS

      6.1. Option Agreements: All Options shall be evidenced by written agreements executed by the Company. Such Options shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of shares subject to each grant, the Option Price and the Termination Date. Those Options that comply with the requirements for an ISO set forth in Section 422 of the Code and are designated ISOs by the Committee shall be ISOs and all other Options shall be Non-ISOs.

      6.2. Option Price: The Option Price shall be set by the Committee; provided, however, that the price per share shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

      6.3. Period of Exercise: The Committee shall determine the dates after which Options may be exercised in whole or in part. If Options are exercisable in installments, installments or portions thereof that are exercisable and not exercised shall accumulate and remain exercisable.
   The Committee may also amend an Option to accelerate the dates after which Options may be exercised in whole or in part. However, no Option or portion thereof shall be exercisable after the Termination Date.

      6.4.   Special Rules Regarding ISOs Granted to Certain Employees:
   Notwithstanding any contrary provisions of Sections 6.2 and 6.3 of the Plan, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Employer or of any Subsidiary or Parent Corporation thereof, unless (a) the Option Price under such Option is at least 110 percent of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) the Termination Date of such Option is a date not later than the day preceding the fifth anniver-sary of the date on which the Option is granted.

      6.5. Manner of Exercise and Payment: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid:

          a. in United States dollars in cash or by check, bank draft or money order payable to the order of the Company.

          b. through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price, or

          c.   by any combination of the above methods of payment.

   The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limita-tions and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

      6.6. Withholding Taxes: The Company may, in its discretion, require an Optionee to pay to the Company at the time of exercise the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise. Upon or prior to the exercise of an Option requiring tax withholding, an Optionee may make a written election to have shares of Common Stock withheld by the Company from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by an Optionee shall be at the sole discretion of the Committee. Where the exercise of an Option does not give rise to an obligation to withhold Federal income taxes on the date of exercise, the Company may, in its discretion, require an Optionee to place shares of Common Stock purchased under the Option in escrow for the benefit of the Company until such time as Federal income tax withhold-ing is required on amounts included in the gross income of the Optionee as a result of the exercise of an Option. At such time, the Company, in its discretion, may require an Optionee to pay to the Company the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Option, in which case the shares of Common Stock will be released from escrow to the Optionee. Alternatively, subject to acceptance by the Committee, in its sole discretion, an Optionee may make a written election to have shares of Common Stock held in escrow applied toward the Company's obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Option, based on the Fair Market Value of the shares on the date of the termination of the escrow arrange-ment. Upon application of such shares toward the Company's withholding obligation, any shares of Common Stock held in escrow and not, in the judgment of the Committee, necessary to satisfy such obligation shall be released from escrow to the Optionee.

      6.7. Stock Appreciation Rights: At or after the grant of an Option, the Committee, in its discretion, may provide an Optionee with an alter-nate means of exercising an Option, or a designated portion thereof, by granting the Optionee a stock appreciation right. A "stock appreciation right" is a right to receive, upon exercise of an Option or any portion thereof, in the Committee's sole discretion, an amount of cash equal to, and/or shares of Common Stock having a Fair Market Value on the date of exercise equal to, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, multiplied by the number of shares of Common Stock that the Optionee would have received had the Option or portion thereof been exercised through the purchase of shares of Common Stock at the Option Price, provided that (a) such Option or portion thereof has been designated as exercisable in this alternative manner, (b) such Option or portion thereof is otherwise exercisable, and
   (c) the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Option Price.

      6.8. Nontransferability of Options: Each Option shall, during the Optionee's lifetime, be exercisable only by the Optionee, and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execu-tion or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

      6.9.   Cessation of Employment of Optionee:

          a. Cessation of Employment other than by Reason of Retirement, Disability or Death. If an Optionee shall cease to be employed by the Company otherwise than by reason of Retirement, Disability, or death, each Option held by the Optionee, together with all rights hereunder, shall terminate on the date of cessation of employment, to the extent not previously exercised.

          b. Cessation of Employment by Reason of Retirement or Disability. If an Optionee shall cease to be employed by the Company by reason of Retirement or Disability, each Option held by the Option-ee shall remain exercisable, to the extent it was exercisable at the time of cessation of employment, until the earliest of:

             i.    the Termination Date,

             ii. the death of the Optionee, or such later date not more than one year after the death of the Optionee as the Committee, in its discretion, may provide pursuant to Section 6.9(c) of the Plan,

             iii. the third anniversary of the date of the cessation of the Optionee's employment, if employment ceased by reason of Retirement, or

             iv. the first anniversary of the date of the cessation of the Optionee's employment by reason of Disability;

      and thereafter all such Options shall terminate together with all rights hereunder, to the extent not previously exercised.

          c. Cessation of Employment by Reason of Death. In the event of the death of the Optionee while employed by the Company, an Option may be exercised at any time or from time to time prior to the earlier of the Termination Date or the first anniversary of the date of the Optionee's death, by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribution, to the extent that the Optionee was entitled to exercise such Option on the Optionee's date of death. In the event of the death of the Optionee while entitled to exercise an Option pursuant to Section 6.9(b), the Committee, in its discretion, may permit such Option to be exercised at any time or from time to time prior to the Termination Date during a period of up to one year from the death of the Optionee, as determined by the Committee, by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribution, to the extent that the Option was exercisable at the time of cessation of the Optionee's employment. Any person or persons to whom an Optionee's rights under an Option have passed by will or by the applicable laws of descent and distribution shall be subject to all terms and conditions of the Plan and the Option applicable to the Optionee.

      6.10. Notification of Sales of Common Stock: Any Optionee who disposes of shares of Common Stock acquired upon the exercise of an ISO either (a) within two years after the date of the grant of the ISO under which the stock was acquired or (b) within one year after the transfer of such shares to the Optionee, shall notify the Company of such disposition and of the amount realized upon such disposition.


                                   ARTICLE VII

                 LIMITATIONS AND ACCELERATIONS ON EXERCISABILITY

      7.1. Notwithstanding any other provision of this Plan, in the case of an ISO, the aggregate Fair Market Value (determined at the time the ISO is granted) of the shares of Common Stock with respect to which all "incentive stock options" (within the meaning of Section 422 of the Code) are first exercisable by the Optionee during any calendar year (under this Plan and under all other incentive stock option plans of the Employer, any Subsidiary and any Parent Corporation) shall not exceed $100,000.

      7.2. Each Option granted under the Plan shall have a limited right of surrender allowing the Optionee to surrender that Option within the 30-day period following a Change of Control Event and to receive cash, in lieu of exercising the Option, in the amount by which the highest "COC Fair Market Value" (as hereinafter defined) of the number of shares of Common Stock covered by the Option during the 60 days preceding the date on which the Change of Control Event occurs exceeds the exercise price for the shares of Common Stock covered by the Option. For this purpose, the "COC Fair Market Value" of the Common Stock means the closing price of one share of Common Stock as reported on the New York Stock Exchange Composite Tape.
   If the Common Stock is not listed or admitted to trading on the New York Stock Exchange, the COC Fair Market Value of the Common Stock shall be the closing price of one share of Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market of the Common Stock, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices of the Common Stock as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock or other Stock, the COC Fair Market Value shall be determined in good faith by the Continuing Directors who are not Disinterested Persons. For purposes of this Section 7.2:

          (a)  "Change of Control Event" means any one of the following:
      (i) Continuing Directors no longer constitute at least two-thirds of the Directors constituting the Board; (ii) any person or groups (as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended ("Exchange Act")), together with its affiliates, becomes the beneficial owner, directly or indirectly, of 20% or more of Harley-Davidson, Inc.'s then outstanding Common Stock or 20% or more of the voting power of Harley-Davidson, Inc.'s then outstanding securities entitled generally to vote for the election of Harley-Davidson, Inc.'s Directors; (iii) the approval by Harley-Davidson, Inc.'s stockholders of the merger or consolidation of Harley-Davidson, Inc. with any other corporation, the sale of substantially all of Harley-Davidson, Inc.'s assets or the liquidation or dissolution of Harley-Davidson, Inc., unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation constitute at least two-thirds of the directors constituting the board of directors of the surviving corporation of such merger or consolidation and any parent (as defined in Rule 12b-2 under the Exchange Act) of such corporation; or (iv) at least two-thirds of the Continuing Directors who are Disinterested Persons in office immedi-ately prior to any other action proposed to be taken by Harley-Davidson, Inc.'s stockholders or by the Board determine that such proposed action, if taken, would constitute a change of control of Harley-Davidson, Inc. and such action is taken; and

          (b) "Continuing Director" means any person who either (i) was a Director on February 2, 1995, or (ii) was designated before such person's initial election as a Director as a Continuing Director by a majority of the Continuing Directors.

                                  ARTICLE VIII

                                   ADJUSTMENTS

      8.1. If (a) the Company shall at any time be involved in a transac-tion to which Section 424(a) of the Code is applicable; (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock; or (c) any other event shall occur which in the judgment of the Committee necessitates an adjustment to prevent dilution or enlarge-ment of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of securities subject to the Plan and which thereafter may be the subject of Options;
   (ii) the number and type of securities subject to outstanding Options;
   (iii) the Option Price with respect to any Option; and (iv) the number of shares of Common Stock that may be issued pursuant to Options granted to an Optionee in any calendar year; provided, however, that each such adjustment, in the case of ISOs, shall be made in such a manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. The judgment of the Committee with respect to any matter referred to in this Article shall be conclusive and binding upon each Optionee.


                                   ARTICLE IX

                        AMENDMENT AND TERMINATION OF PLAN

      9.1. The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate, provided, however, that no such amendment shall be made, which would, without approval of the shareholders:

          a.   materially modify the eligibility requirements for receiving
      Options;

          b. increase the aggregate number of Shares of Common Stock which may be issued pursuant to Options granted under the Plan, except as is provided for in accordance with Article VIII of the Plan;

          c. increase the number of shares of Common Stock which may be issued pursuant to Options granted to an Optionee in any calendar year, except as is provided for in accordance with Article VIII of the Plan;

          d. reduce the minimum Option Price, except as is provided for in accordance with Article VIII of the Plan;

          e.   extend the period of granting Options; or

          f. materially increase in any other way the benefits accruing to Optionees.

      9.2. No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan.

      9.3. The Board may amend this Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regula-tions, if any, to the Code.


                                    ARTICLE X

                        GOVERNMENT AND OTHER REGULATIONS

      10.1. The obligation of the Company to issue or transfer and deliver shares for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and the stock exchanges on which Common Stock is traded.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

      11.1. Plan Does Not Confer Employment or Shareholder Rights: The right of the Employer to terminate (whether by dismissal, discharge, retirement or otherwise) the Optionee's employment with it at any time at will, or as otherwise provided by any agreement between the Company and the Optionee, is specifically reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights of a shareholder with respect to the shares subject to each Option, except to the extent that, and until, such shares shall have been issued upon the exercise of each Option.

      11.2. Plan Expenses: Any expenses of administering this Plan shall be borne by the Company.

      11.3. Use of Exercise Proceeds: Payments received from Optionees upon the exercise of Options shall be used for the general corporate purposes of the Company, except that any stock received in payment may be retired, or retained in the Company's treasury and reissued.

      11.4. Indemnification: In addition to such other rights of indemnifi-cation as they may have as members of the Board or the Committee, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.


                                   ARTICLE XII

                    SHAREHOLDER APPROVAL AND EFFECTIVE DATES

      12.1. The Plan shall become effective when it is approved by the shareholders of Harley-Davidson, Inc. at a shareholders meeting by the requisite vote under New York Stock Exchange Rules, Internal Revenue Code
   Section 162(m) and Rule 16b-3 under the Securities Exchange Act of 1934. Options may not be granted under the Plan after April 26, 2005.

   [PRELIMINARY COPY]


                              HARLEY-DAVIDSON, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 FOR MAY 6, 1995 ANNUAL MEETING OF SHAREHOLDERS

      The undersigned appoints each of Vaughn L. Beals, Jr., Richard F. Teerlink and Timothy K. Hoelter, attorney and agent, with full power of substitution and resubstitution, to vote as proxy in the name, place and stead of the undersigned at the Annual Meeting of Shareholders of HARLEY-DAVIDSON, INC. to be held on May 6, 1995 and at any adjournment thereof, according to the number of votes that the undersigned would be entitled to vote if personally present.

   1.   ELECTION OF DIRECTORS:

        FOR the nominees listed below  [  ]     WITHHOLD AUTHORITY   [  ]
        (except as marked to the                to vote for both
        contrary below)                         nominees listed below


                       Barry K. Allen, Richard G. LeFauve

        INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line:
        _____________________________________________________________________
        __________________________________________

   2.   APPROVAL OF THE HARLEY-DAVIDSON, INC. 1995 STOCK OPTION PLAN:

        FOR    [  ]         AGAINST    [  ]          ABSTAIN     [  ]

   3. APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION OF HARLEY-DAVIDSON, INC. TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000:

        FOR    [  ]         AGAINST     [  ]         ABSTAIN     [  ]

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
                 PLEASE MARK YOUR CHOICES ON BOTH SIDES AND SIGN
                     ON THE REVERSE SIDE AND RETURN PROMPTLY.

   4.   RATIFICATION OF AUDITORS:

        FOR    [  ]         AGAINST     [  ]         ABSTAIN     [  ]

   Without limiting the generality hereof, each of such persons is authorized to vote:

   1. as hereinafter specified upon the proposals listed hereon and described in the Proxy Statement for the Meeting; and

   2. in his discretion upon any other matter that may properly come before the Meeting.

   The Board of Directors recommend a vote FOR the nominees as directors and FOR Items 2, 3 and 4.

   The shares represented by this Proxy shall be voted as specified. If no specification is made, the shares shall be voted as recommended by the Board of Directors.

                            IMPORTANT: Please sign your name or names exactly as they appear on this Proxy. Joint owners should each sign personally. A corporation should sign in full corporate name by duly authorized officers. When signing as attorney, executor or administrator, trustee or guardian, please give your full title as such.


                            _________________________________________________
                                           Signature

                            _________________________________________________
                                           Signature

                            Dated:                                      ,1995

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. A STAMPED AND ADDRESSED ENVELOPE HAS BEEN PROVIDED FOR YOUR USE.

   [PRELIMINARY COPY]

                              HARLEY-DAVIDSON, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 FOR MAY 6, 1995 ANNUAL MEETING OF SHAREHOLDERS

        The undersigned appoints each of Vaughn L. Beals, Jr., Richard F. Teerlink and Timothy K. Hoelter, attorney and agent, with full power of substitution and resubstitution, to vote as proxy in the name, place and stead of the undersigned at the Annual Meeting of Shareholders of HARLEY-DAVIDSON, INC. to be held on May 6, 1995 and at any adjournment thereof, according to the number of votes that the undersigned would be entitled to vote if personally present.

   1.   ELECTION OF DIRECTORS:

        FOR the nominees listed below  [  ]     WITHHOLD AUTHORITY       [  ]
        (except as marked to                    to vote for both
        the contrary below)                     nominees listed below


                       Barry K. Allen, Richard G. LeFauve

        INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line:
        _____________________________________________________________________
        __________________________________________

   2.   APPROVAL OF THE HARLEY-DAVIDSON, INC. 1995 STOCK OPTION PLAN:

        FOR    [  ]         AGAINST     [  ]         ABSTAIN     [  ]

   3. APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION OF HARLEY-DAVIDSON, INC. TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000:

        FOR    [  ]         AGAINST     [  ]         ABSTAIN     [  ]

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
                 PLEASE MARK YOUR CHOICES ON BOTH SIDES AND SIGN
                     ON THE REVERSE SIDE AND RETURN PROMPTLY.


                             RETIREMENT SAVINGS PLAN

   4.   RATIFICATION OF AUDITORS:

        FOR    [ ]          AGAINST     [  ]         ABSTAIN     [  ]

   Without limiting the generality hereof, each of such persons is authorized to vote:

   1. as hereinafter specified upon the proposals listed hereon and described in the Proxy Statement for the Meeting; and

   2. in his discretion upon any other matter that may properly come before the Meeting.

   The Board of Directors recommend a vote FOR the nominees as directors and FOR Items 2, 3 and 4.

   The shares represented by this Proxy shall be voted as specified. If no specification is made, the shares shall be voted as recommended by the Board of Directors.

                                      IMPORTANT:  Please sign your name or
                                      names exactly as they appear on this
                                      Proxy.  Joint owners should each sign
                                      personally.  A corporation should sign
                                      in full corporate name by duly
                                      authorized officers.  When signing as
                                      attorney, executor or administrator,
                                      trustee or guardian, please give your
                                      full title as such.


                                      _____________________________________
                                                Signature


                                      _____________________________________
                                                Signature

                                      Dated:                            ,1995


   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. A STAMPED AND ADDRESSED ENVELOPE HAS BEEN PROVIDED FOR YOUR USE.

   [PRELIMINARY COPY]

                              HARLEY-DAVIDSON, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 FOR MAY 6, 1995 ANNUAL MEETING OF SHAREHOLDERS

        The undersigned appoints each of Vaughn L. Beals, Jr., Richard F. Teerlink and Timothy K. Hoelter, attorney and agent, with full power of substitution and resubstitution, to vote as proxy in the name, place and stead of the undersigned at the Annual Meeting of Shareholders of HARLEY-DAVIDSON, INC. to be held on May 6, 1995 and at any adjournment thereof, according to the number of votes that the undersigned would be entitled to vote if personally present.

   1.   ELECTION OF DIRECTORS:

        FOR the nominees listed below   [  ]         WITHHOLD AUTHORITY  [  ]
        (except as marked to the                     to vote for both
        contrary below)                              nominees listed below

                       Barry K. Allen, Richard G. LeFauve

        INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line:
        _____________________________________________________________________
        __________________________________________

   2.   APPROVAL OF THE HARLEY-DAVIDSON, INC. 1995 STOCK OPTION PLAN:

        FOR    [  ]         AGAINST     [  ]         ABSTAIN     [  ]

   3. APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION OF HARLEY-DAVIDSON, INC. TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000:

        FOR    [  ]         AGAINST     [  ]         ABSTAIN     [  ]

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
                 PLEASE MARK YOUR CHOICES ON BOTH SIDES AND SIGN
                     ON THE REVERSE SIDE AND RETURN PROMPTLY.


                           EMPLOYEES' RETIREMENT PLAN

   4.   RATIFICATION OF AUDITORS:

        FOR    [  ]         AGAINST     [  ]         ABSTAIN     [  ]

   Without limiting the generality hereof, each of such persons is authorized to vote:

   1. as hereinafter specified upon the proposals listed hereon and described in the Proxy Statement for the Meeting; and

   2. in his discretion upon any other matter that may properly come before the Meeting.

   The Board of Directors recommend a vote FOR the nominees as directors and FOR Items 2, 3 and 4.

   The shares represented by this Proxy shall be voted as specified. If no specification is made, the shares shall be voted as recommended by the Board of Directors.

                                      IMPORTANT:  Please sign your name or
                                      names exactly as they appear on this
                                      Proxy.  Joint owners should each sign
                                      personally.  A corporation should sign
                                      in full corporate name by duly
                                      authorized officers.  When signing as
                                      attorney, executor or administrator,
                                      trustee or guardian, please give your
                                      full title as such.


                                      ______________________________________
                                                Signature


                                      ______________________________________
                                                Signature

                                      Dated:                            ,1995

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. A STAMPED AND ADDRESSED ENVELOPE HAS BEEN PROVIDED FOR YOUR USE.